                                                                     Exhibit-1

                                                                  EXECUTION COPY

                                   MGM MIRAGE
                            (a Delaware corporation)

                          7.625% Senior Notes Due 2017

                             UNDERWRITING AGREEMENT

Dated: December 13, 2006

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                                TABLE OF CONTENTS

                             UNDERWRITING AGREEMENT

                                                                            Page
                                                                            ----
SECTION 1.  Representations and Warranties by the Company and Subsidiary
               Guarantors................................................     3
SECTION 2.  Sale and Delivery to Underwriters; Closing...................    12
SECTION 3.  Covenants of the Company.....................................    13
SECTION 4.  Payment of Expenses..........................................    17
SECTION 5.  Conditions of Underwriters' Obligations......................    17
SECTION 6.  Indemnification..............................................    20
SECTION 7.  Representations, Warranties and Agreements to Survive
               Delivery..................................................    24
SECTION 8.  Termination of Agreement.....................................    24
SECTION 9.  Default by One or More of the Underwriters...................    24
SECTION 10. Notices......................................................    25
SECTION 11. Parties......................................................    25
SECTION 12. Governing Law and Time.......................................    25
SECTION 13. Effect of Headings...........................................    26
SECTION 14. Agreement Regarding Tracinda.................................    26
SECTION 15. No Fiduciary Responsibility..................................    26
SECTION 16. Entire Agreement.............................................    26

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                                   MGM MIRAGE
                            (A DELAWARE CORPORATION)

                    $750,000,000 7.625% Senior Notes due 2017

                             UNDERWRITING AGREEMENT

                                December 13, 2006

Barclays Capital Inc.

     as Representative of the several Underwriters

c/o Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

     MGM MIRAGE, a Delaware corporation (the "COMPANY"), confirms its agreement with Barclays Capital Inc. ("BARCLAYS") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Barclays is acting as representative (in such capacity, the "REPRESENTATIVE"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $750,000,000 aggregate principal amount of the Company's 7.625% Senior Notes due 2017 (the "NOTES").

     The Notes are to be issued pursuant to an indenture dated as of December 21, 2006, (the "INDENTURE") among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "TRUSTEE") as supplemented by a supplemental indenture to be dated as of the Closing Time (as defined below) among the Company, the Subsidiary Guarantors and the Trustee (the "SUPPLEMENTAL INDENTURE"). The Notes will be unconditionally guaranteed by certain subsidiaries of the Company (the "SUBSIDIARY GUARANTORS") who have guaranteed, pursuant to guarantees included in the Indenture as supplemented by the Supplemental Indenture (the "SUBSIDIARY GUARANTEES"), the interest and other amounts payable on the Notes. As used herein, the term "SECURITIES" shall include the Notes and the Subsidiary Guarantees. Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated on or prior to the Closing Time (the "DTC AGREEMENT"), between the Company and DTC.

     The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "COMMISSION") an automatic shelf registration statement on Form S-3 (No. 333-133925), including a related base prospectus, relating to the registration of debt and common stock of the Company (the "SHELF SECURITIES"), including the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the "1933 ACT REGULATIONS") pursuant to the Securities Act of

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1933, as amended (the "1933 ACT"). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, including any required information deemed to be a part thereof pursuant to Rule 430B ("RULE 430B") of the 1933 Act Regulations is herein called the "REGISTRATION STATEMENT" and the related prospectus covering the Shelf Securities included in the Registration Statement at any given time, including the amendments thereto at such time, is herein called the "BASIC PROSPECTUS." The Registration Statement at the time it originally became effective is herein called the "ORIGINAL REGISTRATION STATEMENT."

     The Company has prepared, filed and delivered to each Underwriter, copies of a preliminary prospectus supplement dated December 11, 2006 in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations (together with the Basic Prospectus (to the extent not superseded or modified), the "PRELIMINARY PROSPECTUS"), and has prepared and delivered to each Underwriter copies of a final term sheet for the Securities, identified on Schedule C hereto (the "PRICING SUPPLEMENT"), describing the terms of the Securities and including the price at which the Notes are to be sold to the public, each for use by the Underwriters in connection with its solicitation of offers to purchase the Securities. The Preliminary Prospectus and the Pricing Supplement, together with the other Issuer Free Writing Prospectuses (as defined below), if any, identified on Schedule C hereto and any other free writing prospectus (as defined below) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, are herein referred to as the "PRICING DISCLOSURE PACKAGE". All references herein to the terms "Pricing Disclosure Package" shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the "1934 ACT") or the rules and regulations of the Commission under the 1934 Act (the "1934 ACT REGULATIONS"), prior to the Applicable Time and incorporated by reference in the Pricing Disclosure Package. "APPLICABLE TIME" means 6:40 pm (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

     Promptly after the Applicable Time (as defined below), the Company will prepare and deliver to each Underwriter a final prospectus supplement dated the date hereof. The Basic Prospectus (to the extent not superseded or modified) together with the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein referred to as the "PROSPECTUS".

     For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 of the 1933 Act Regulations and "ISSUER FREE WRITING PROSPECTUS" means any issuer free writing prospectus, as defined in Rule 433 of the 1933 Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the applicable document; and all references herein to the terms "amend," "amendment," or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any free writing prospectus or the Prospectus shall be deemed to mean and include all information filed under the 1934 Act or the 1934 Act Regulations on or before such time and incorporated by reference therein.

     SECTION 1. REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND SUBSIDIARY GUARANTORS. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time and as of the Closing Time as follows (references in this Section 1 to the "PROSPECTUS" apply only in the case of representations and warranties made as of the Closing Time):

          (a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with
     Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations ("RULE 163") and (D) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 of the 1933 Act Regulations ("RULE 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405. The Registration Statement is an "automatic shelf registration statement" as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement." The Company has not received from the Commission any notice, including pursuant to Rule 401(g)(2) of the 1933 Act Regulations, objecting to the use of the automatic shelf registration statement form.

          At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405.

          (b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations ("RULE 462(E) ") on May 9, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

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          Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

          At the time the Registration Statement became effective (including without limitation the effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), as of the Applicable Time and at the Closing Time, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 ACT") and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS"), and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and neither the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, nor the Prospectus nor any amendments or supplements thereto, as of its date, and at the Closing Time, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, Pricing Disclosure Package or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus, as applicable (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6 hereof).

          The Preliminary Prospectus and the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto and the Prospectus when filed complied when so filed in all material respects with the 1933 Act Regulations, the Prospectus when filed will comply when so filed in all material respects with the 1933 Act Regulations and each such prospectus delivered to the Underwriters for use in connection with this offering was, and the Prospectus when so delivered will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission ("REGULATION S-T").

          Each Issuer Free Writing Prospectus (including any electronic road show), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6 hereof).

          (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

          (d) Financial Statements. The financial statements, together with the related notes, included in the Registration Statement and the Pricing Disclosure Package, and the financial statements, together with the related notes, included in the Prospectus, present fairly the respective financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; the supporting schedules present fairly the information required to be stated therein; and the Company's ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus and the Pricing Disclosure Package have in each case been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected historical financial data and summary financial information, if any, included in each of the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as set forth in the Pricing Disclosure Package and the Prospectus, respectively, the historical consolidated financial statements together with the notes thereto forming part of the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements applicable to financial statements of the Company required to be included in registration statements on Form S-3 under the 1933 Act. The forward-looking statements contained in the Pricing Disclosure Package and the Prospectus are based upon good faith estimates and assumptions believed by the Company and the Subsidiary Guarantors to be reasonable at the time made and the pro forma financial information and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission's rules and guidance with respect to pro forma financial information, and the material assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Disclosure Package and the Prospectus. All disclosures contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act


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

     Regulations, to the extent applicable. As used herein, "subsidiaries" has the meaning ascribed thereto in Regulation S-X under the 1933 Act.

          (e) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (g) Good Standing of Designated Subsidiaries. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America other than in connection with foreign marketing offices that are incidental to the Company's marketing activities. Each of the subsidiaries of the Company listed on Schedule D hereto (collectively, the "COMPANY SUBSIDIARIES" and, individually, each a "COMPANY SUBSIDIARY") has been duly incorporated or formed and is validly existing as a corporation, limited liability company, general partnership or limited partnership in good standing under the laws of its state or other jurisdiction of incorporation or formation. Each of the Company Subsidiaries that is a general partnership has been duly formed and is validly existing as a general partnership under the laws of its state or other jurisdiction of formation. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a Material Adverse Effect. The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries. All of the issued and outstanding capital stock or other ownership interests, as the case may be, of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (with the exception of MGM Grand

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     Detroit, LLC (including its subsidiaries), MGM Grand (Macao) Limited and
     MGM Grand Olympia Ltd. (in which the Company has approximately a 97%, 89.99% and 82.5% interest, respectively)), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for liens permitted under the Indenture as supplemented by the Supplemental Indenture as described under "Limitations on Liens" in the Pricing Disclosure Package and the Prospectus.

          (h) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Pricing Disclosure Package and the Prospectus (except for subsequent issuances or purchases, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities or the Company's stock repurchase program referred to in each of the Pricing Disclosure Package and the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.

          (i) Permits. Except where any such failure to do so would not have a Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate or limited liability company power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Illinois Riverboat Gambling Act and the Mississippi Gaming Control Act and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the "GAMING LAWS")), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Pricing Disclosure Package and the Prospectus, and, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to (i) the placement of restrictions on the transfer of and the entering into of agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws, and (ii) the receipt of the Illinois Approval relating to Nevada Landing (as such terms are defined below) to execute the Subsidiary Guarantees. Except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws, the Company and each of the Company Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company, nor any Company Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. Neither the Company nor any of the Company Subsidiaries

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     has any reason to believe that (i) any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Company Subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) or that (ii) such governmental or regulatory bodies are investigating the Company or any of the Company Subsidiaries or related parties (other than, with respect to (ii) above, normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company and the Company Subsidiaries).

          (j) Non-Contravention. Neither the Company nor any Company Subsidiary is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject except for any violation or default which, individually or in the aggregate, would not have a Material Adverse Effect; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of, as applicable, the Indenture, the Supplemental Indenture, the Notes and the Subsidiary Guarantees, and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Company Subsidiary or any applicable law, administrative regulation or administrative or court decree.

          (k) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or any Company Subsidiary's principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. None of the Company and its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in any such event could be reasonably expected to have a Material Adverse Effect.

          (l) Absence of Proceedings. There is no action, suit or proceeding, before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary which has not been disclosed in each of the Pricing Disclosure Package and the Prospectus and could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to materially and adversely affect the properties or assets of the Company and the Company Subsidiaries or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Company Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in each of the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any Company Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the 1933 Act or the 1933 Act Regulations which have not been filed or included in each of the Pricing Disclosure Package and the Prospectus, which could, through breach, termination or by execution of their terms, reasonably be expected to result in a Material Adverse Effect.

          (m) Possession of Intellectual Property. The Company and the Company Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "PROPRIETARY RIGHTS") presently employed by them in connection with the business now operated by them, and neither the Company nor any Company Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Company Subsidiary therein, and which failure, infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (n) No Authorization. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes, or the execution of the Subsidiary Guarantees, other than as required under Gaming Laws and which have been obtained, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to (i) the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws and (ii) the receipt of the Illinois Approval relating to Nevada Landing, and except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the qualification of the Indenture under the 1939 Act.

          (o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, and constitutes a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

          (p) Authorization of the Indenture. The Indenture and the Supplemental Indenture have been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Subsidiary Guarantors and, at such time, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

          (q) Authorization of the Securities. The Notes and the Subsidiary Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by the Company and the Subsidiary Guarantors, respectively, and, when authenticated, issued, executed and delivered in the manner provided for in the Indenture as supplemented by the Supplemental Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against them in accordance with their terms, except in each case as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

          (r) Authority of the Company. The Company has all requisite corporate power and authority to enter into this Agreement, the Indenture, the Supplemental Indenture and the Notes and to carry out the provisions and conditions hereof and thereof.

          (s) Authority of the Subsidiary Guarantors. Each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to enter into this Agreement, the Indenture and the Supplemental Indenture and to carry out the provisions and conditions hereof and thereof.

          (t) Description of Certain Operative Agreements. The Securities and the Indenture as supplemented by the Supplemental Indenture will conform in all material respects to the respective statements relating thereto contained in each of the Pricing Disclosure Package and the Prospectus, and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (u) Ranking. The Notes are and will be (i) senior in right of payment to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of the Company that may be subordinated to the Notes). The Notes constitute "Senior Indebtedness" with respect to the Company's 9 3/4% Senior Subordinated Notes due 2007 and 8 3/8% Senior Subordinated Notes due 2011 (the "SUBORDINATED NOTES") and the 9.375% Senior Subordinated Notes due 2010, 10.25% Senior Subordinated Notes due 2007 and 7.625% Senior Subordinated Debentures due 2013 (the "SUBORDINATED MANDALAY NOTES") of Mandalay Resort Group, a Nevada corporation ("MANDALAY").

          (v) Subsidiary Guarantees. The Subsidiary Guarantee of each Subsidiary Guarantor is and will be (i) senior in right of payment to all subordinated indebtedness of the applicable Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of such Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of such Subsidiary Guarantor that may be subordinated to such Subsidiary Guarantee). The Subsidiary Guarantees constitute "Senior Indebtedness" with respect to the Subordinated Notes and the Subordinated Mandalay Notes.

          (w) Incorporated Documents. Each of the Pricing Disclosure Package and the Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed (and not otherwise furnished) with the Commission since the end of the fiscal year to which such Annual Report relates. Additionally, each of the Pricing Disclosure Package and the Prospectus as delivered from time to time shall incorporate
     (i) the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders, and (ii) the consolidated financial statements and notes thereto of Mandalay included in its Annual Report on Form 10-K for the fiscal year ended on January 31, 2005. The documents filed or to be filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus on or prior to the Closing Date, at the time they were filed, or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and, when read together with the other information in the Pricing Disclosure Package or the Prospectus, as applicable, at the Applicable Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (x) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (y) NASD. To the Company's knowledge, (i) the Company is not the parent or an affiliate of any of the Underwriters, (ii) the Company is not the parent of a member (as defined in Rule 0120 of the National Association of Securities Dealers, Inc. ("NASD")) and (iii) none of the Underwriters or their respective associated persons, parents or affiliates have a conflict of interest with the Company. For purposes of this representation and warranty, "parent", "affiliate" and "conflict of interest" are defined in Rule 2720 of the Conduct Rules of the NASD.

          (z) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (aa) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of JEFFERIES & COMPANY, INC. as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. JEFFERIES & Company, Inc. solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "INDEPENDENT UNDERWRITER".

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, and the Subsidiary Guarantors agree to execute and deliver the Subsidiary Guarantees of such Notes.

     (b) Payment. Pursuant to Rule 15c6-1(d) under the 1934 Act, settlement of this offering will be six business days following the execution of this Agreement. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California 90067, or at such other place as shall be agreed upon by the Representative and the Company, at 6:00 A.M. (Las Vegas time) on December 21, 2006 (unless postponed in accordance with the provisions of Section 10) (such time and date of payment and delivery being herein called the "CLOSING TIME").

     Payment shall be made to the Company by wire transfer to an account or sub-account designated by the Company prior to the Closing Time, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Barclays, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. Global certificates representing the Notes shall be delivered to DTC. Interests in the Notes will be represented by book entries on the records of DTC as the Representative may request not less than two full business days in advance of the Closing Time. The Company agrees to have the global certificates, if any, available for inspection by the Representative in New York, New York, not later than 1:00 P.M. (Las Vegas time) on the business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE COMPANY.

     The Company and each of the Subsidiary Guarantors, jointly and severally, covenants with each Underwriter as follows:

     (a) Effectiveness. The Company will comply with the requirements of Rule 430B, including without limitation filing a prospectus including the information omitted from the Preliminary Prospectus in reliance on paragraph (a) or (b) of Rule 430B ("RULE 430B INFORMATION"), and will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act

Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

     (b) Amendments. The Company will give the Representative prompt notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statement. The Company will deliver to the Representative as many signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Prospectus; Delivery of Prospectus. The Company will prepare the Pricing Supplement and file the Pricing Supplement pursuant to Rule 433 under the 1933 Act within the time required by such rule and file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433. As promptly as practicable following the Applicable Time and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Underwriters the Prospectus, which shall consist of the Preliminary Prospectus as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Prospectus or the Pricing Supplement. The Company will, during the period prior to the completion of the resale of the Securities by the Underwriters, furnish to each Underwriter, without charge, such number of copies of the Pricing Disclosure Package and the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request. In addition, the Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Notice and Effect of Material Events; Continued Compliance with Securities Laws. The Company will immediately notify each Underwriter and confirm each such notice in writing, of any material changes in or affecting the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Pricing Disclosure Package or the Prospectus false or misleading in any material respect or (ii) if not disclosed in either the Pricing Disclosure Package or the Prospectus would constitute a material omission therefrom. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company, its counsel, the Underwriters or counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such new registration statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any prospectus supplement relating to the Securities or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and, subject to
Section 3(m), will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (f) Qualification of Securities for Offer and Sale. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Applicable Time.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in conformity with the uses set forth in each of the Pricing Disclosure Package and the Prospectus.

     (h) Reporting Requirements. The Company, until the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement as defined in Rule 158 for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (i) Restriction on Sale of Securities. During the period from the date hereof to and including the Closing Time, the Company will not, without the Representative's prior written consent, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes or securities similar to the Notes, or any securities convertible into or exchangeable or exercisable for any Notes or any such similar securities, except for Notes sold to the Underwriters pursuant to this Agreement.

     (j) Consents. The Company will, from the date hereof until the Closing Time and after the Closing Time, use its commercially reasonable efforts to obtain the requisite governmental consents with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company's interests in the Company Subsidiaries.

     (k) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group ("S&P"), and Moody's Investors Service Inc. ("MOODY'S") to provide their respective credit ratings of the Notes.

     (l) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

     (m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

     (n) Illinois Approval. From and after the date of this Agreement, the Company and Nevada Landing Partnership, an Illinois general partnership ("NEVADA LANDING"), shall use their commercially reasonable best efforts to obtain the approval of the Illinois Gaming Board for Nevada Landing to become a Subsidiary Guarantor and guarantee the Notes (the "ILLINOIS APPROVAL").

     (o) Stabilization. The Company and the Company Subsidiaries agree not to take, directly or indirectly, any action which constitutes or is designed to cause or result in any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Notes.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed, the Pricing Disclosure Package and Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery of this Agreement, the Indenture and the Supplemental Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, if any,
(vi) the printing and delivery to the Underwriters of copies of the Original Registration Statement and of each amendment thereto, and of the Pricing Disclosure Package and Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of a Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture as supplemented by the Supplemental Indenture and the Notes, (ix) any fees payable in connection with the rating of the Notes and (x) the fees and expenses of the Independent Underwriter.

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein contained, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

     (b) Opinions of Counsel. At the Closing Time, the Underwriters shall have received:

          (1) The favorable opinion, dated as of the Closing Time, of Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

          (2) The favorable opinion, dated as of the Closing Time, of Lionel Sawyer & Collins, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

          (3) The favorable opinion, dated as of the Closing Time, of Fox Rothschild LLP, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

          (4) The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

          (5) The favorable opinion of Butler, Snow, O'Mara, Stevens & Cannada, PLLC, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

          (6) The favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

          (7) The favorable opinion, dated as of the Closing Time, of Bryan L. Wright, Assistant General Counsel of the Company, and covering the matters described in Exhibit G hereto.

          (8) The favorable opinion, dated as of the Closing Time, of Shefsky and Froelich Ltd., Illinois counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit H hereto.

     In giving their opinions required by subsections (b)(1) and (b)(6), respectively, of this Section, Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP and Gibson, Dunn & Crutcher LLP shall each additionally state that nothing has come to their attention that would lead them to believe that (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement) (i) the Registration Statement, at the time it became effective (which, for purpose of the opinion shall mean May 9, 2006), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Pricing Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements there, in light of the circumstances under which they were made, not misleading.

     (c) Officers' Certificate. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president or a vice president of the Company and of the secretary or the assistant secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1 hereof were true and correct at the Applicable Time and are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to (A) the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws and (B) the receipt of the Illinois Approval relating to Nevada Landing, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Notes and the execution of the Subsidiary Guarantees have been obtained, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) no stop order suspending the effectiveness of the Registration Statement or notice under Rule 401(g)(2) that would prevent its use has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1934 Act and the regulations promulgated thereunder; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the regulations promulgated thereunder; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement, or
(B) the unaudited amounts of
revenues, operating income, income from operations and net income set forth under "Selected Consolidated Financial and Other Data" in the Prospectus were not determined on a basis consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this
Section 6, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Notes shall be rated at least Ba2 by Moody's Investors Service, Inc. and BB by Standard & Poor's Ratings Group, and the Company shall have delivered to the Representative a letter, dated as of or prior to the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and, subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (A) there shall not have occurred a downgrading in the rating or outlook assigned to the Notes or any of the Company's other debt securities by any nationally recognized securities rating agency and (B) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

     (g) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (h) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     SECTION 6. INDEMNIFICATION.

     (a) Indemnification of Underwriters. The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter, (ii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and
(iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of any Underwriter or any person referenced in clause
(ii), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, which expenses shall be paid as incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C of the 1933 Act Regulations), any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in this Section 6).

     (b) Indemnification of Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity in Section 7(a) from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in this Section 6).

     (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person from whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to
Section 6(b) above. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(h) hereof in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Parties, the Indemnifying Parties shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by
Section 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the

Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters' and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not liable for any of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The obligations of the Underwriters to contribute pursuant to this
Section 6 are several in proportion to their respective purchase obligations hereunder, and not joint.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Subsidiary Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

     (g) It is understood and agreed that the only information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: paragraphs five (second sentence only) and six under the caption "Underwriting".

     (h) The Company and the Subsidiary Guarantors, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the NASD's Conduct Rules in connection with the offering of the Notes, except for any losses, claims, damages, liabilities, and judgments resulting from the Independent Underwriter's, or such controlling person's, willful misconduct.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and the Subsidiary Guarantors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 8. TERMINATION OF AGREEMENT.

     (a) Termination; General. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse or (v) there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Pricing Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) in the case of any of the events specified in Sections 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

     SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, attention of Richard Smith, with a copy to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California, 90067, attention of Jonathan K. Layne, and notices to the Company shall be directed to it at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of Gary N. Jacobs, Executive Vice President, General Counsel and Secretary, with a copy to Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP, 10250 Constellation Blvd., 19th Floor, Los Angeles, California 90067, attention of Janet S. McCloud.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise expressly provided herein.

     SECTION 13. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 14. AGREEMENT REGARDING TRACINDA. The Underwriters hereby agree that in the event (i) there is any breach or default or alleged breach or default by the Company under this Agreement or (ii) the Underwriters have or may have any claim arising from or relating to the terms hereof, the Underwriters shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation (collectively, "TRACINDA"), unless Tracinda shall have commenced a lawsuit or otherwise initiated any claim against the Underwriters arising from or relating to this Agreement (a "TRACINDA ACTION"). The Underwriters hereby further agree that unless a Tracinda Action has been commenced: (i) Tracinda shall not have any liability whatsoever with respect to this Agreement or any matters relating to or arising from this Agreement, including any alleged breach of or default under this Agreement by the Company; and (ii) the Underwriters shall not assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to this Agreement or any alleged breach or default under this Agreement by the Company. In addition, the Underwriters agree that Tracinda is not a party to this Agreement.

     SECTION 15. NO FIDUCIARY RESPONSIBILITY. Each of the Company and the Subsidiary Guarantors acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement (collectively, the "TRANSACTIONS"), the Company and the Subsidiary Guarantors and each Underwriter and any affiliate through which it may be acting (each, a "TRANSACTION AFFILIATE") have an arms length business relationship that creates no fiduciary duty on the part of each Underwriter or any Transaction Affiliate and each expressly disclaims any fiduciary relationship with respect to any and all aspects of the Transactions.

     SECTION 16. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

                            [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        MGM MIRAGE


                                        By:   /s/ Bryan L. Wright
                                            ------------------------------------
                                        Name: Bryan L. Wright
                                        Title: Senior Vice President, Assistant
                                               General Counsel and Assistant
                                               Secretary

                                        Joined in and agreed to and accepted by
                                        the following Subsidiary Guarantors as
                                        of the date first above written:

1.   AC HOLDING CORP., a Nevada corporation

2.   AC HOLDING CORP. II, a Nevada corporation

3.   THE APRIL COOK COMPANIES, a Nevada corporation

4.   BEAU RIVAGE DISTRIBUTION CORP., a Mississippi corporation

5.   BEAU RIVAGE RESORTS, INC., a Mississippi corporation

6.   BELLAGIO, LLC, a Nevada limited liability company

7.   BOARDWALK CASINO, LLC, a Nevada limited liability company

8.   BUNGALOW, INC., a Mississippi corporation

9.   CIRCUS CIRCUS CASINOS, INC., a Nevada corporation

10.  CIRCUS CIRCUS MISSISSIPPI, INC., a Mississippi corporation

11. CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

12.  CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

13.  CITYCENTER HOTEL & CASINO, LLC, a Nevada limited liability company

14.  CITYCENTER REALTY CORPORATION, a Nevada corporation

15.  CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

16.  CITYCENTER VEER EAST DEVELOPMENT, LLC, a Nevada limited liability company

17.  CITYCENTER VEER WEST DEVELOPMENT, LLC, a Nevada limited liability company

18.  COLORADO BELLE CORP., a Nevada corporation

19.  COUNTRY STAR LAS VEGAS, LLC, a Nevada limited liability company

20.  DESTRON, INC., a Nevada corporation

21.  DIAMOND GOLD, INC., a Nevada corporation

22.  EDGEWATER HOTEL CORPORATION, a Nevada corporation

23.  GALLEON, INC., a Nevada corporation

24.  GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation

25.  GOLD STRIKE FUEL COMPANY, a Nevada partnership

          By: OASIS DEVELOPMENT COMPANY, INC.,
              a Nevada corporation,
              Partner

          By  GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

26.  GOLD STRIKE L.V., a Nevada partnership

          By: DIAMOND GOLD INC., a Nevada corporation,
              Partner

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

27.  GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation

28.  GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation

29.  GRAND LAUNDRY, INC., a Nevada corporation

30.  JEAN DEVELOPMENT COMPANY, a Nevada partnership

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

31.  JEAN DEVELOPMENT NORTH, a Nevada partnership

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: DIAMOND GOLD INC., a Nevada corporation,
              Partner

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

32.  JEAN DEVELOPMENT WEST, a Nevada partnership

          By: DIAMOND GOLD INC., a Nevada corporation,
              Partner

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

33.  JEAN FUEL COMPANY WEST, a Nevada partnership

          By: OASIS DEVELOPMENT COMPANY, INC.,
              a Nevada corporation,
              Partner

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

34.  LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation

35.  LV CONCRETE CORP., a Nevada corporation

36.  MAC, CORP., a New Jersey corporation

37.  MANDALAY CORP., a Nevada corporation

38.  MANDALAY MARKETING AND EVENTS, a Nevada corporation

39.  MANDALAY PLACE, a Nevada corporation

40.  MANDALAY RESORT GROUP, a Nevada corporation

41.  METROPOLITAN MARKETING, LLC, a Nevada limited liability company

42.  MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation

43.  MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company

44.  MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company

45.  MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company

46. MGM GRAND CONDOMINIUMS EAST - TOWER 1, LLC, a Nevada limited liability company

47.  MGM GRAND DETROIT, INC., a Delaware corporation

48.  MGM GRAND HOTEL, LLC, a Nevada limited liability company

49.  MGM GRAND NEW YORK, LLC, a Nevada limited liability company

50.  MGM GRAND RESORTS, LLC, a Nevada limited liability company

51.  MGM GRAND RESORTS DEVELOPMENT, a Nevada corporation

52.  MGM MIRAGE ADVERTISING, INC., a Nevada corporation

53.  MGM MIRAGE AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company

54.  MGM MIRAGE AVIATION CORP., a Nevada corporation

55.  MGM MIRAGE CORPORATE SERVICES, a Nevada corporation

56.  MGM MIRAGE DESIGN GROUP, a Nevada corporation

57.  MGM MIRAGE DEVELOPMENT, LLC, a Nevada limited liability company

58.  MGM MIRAGE ENTERTAINMENT AND SPORTS, a Nevada corporation

59.  MGM MIRAGE INTERNATIONAL MARKETING, INC., a Nevada corporation

60. MGM MIRAGE MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company

61.  MGM MIRAGE MANUFACTURING CORP., a Nevada corporation

62.  MGM MIRAGE OPERATIONS, INC., a Nevada corporation

63.  MGM MIRAGE RETAIL, a Nevada corporation

64.  MH, INC., a Nevada corporation

65.  M.I.R. TRAVEL, a Nevada corporation

66.  THE MIRAGE CASINO-HOTEL, a Nevada corporation

67.  MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation

68.  MIRAGE LEASING CORP., a Nevada corporation

69.  MIRAGE RESORTS, INCORPORATED, a Nevada corporation

70.  MMNY LAND COMPANY, INC., a New York corporation

71.  MRG VEGAS PORTAL, INC., a Nevada corporation

72.  MRGS CORP., a Nevada corporation

73.  M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation

74.  NEVADA LANDING PARTNERSHIP, a Nevada partnership

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: DIAMOND GOLD, INC., a Nevada corporation,
              Partner

75.  NEW CASTLE CORP., a Nevada corporation

76.  NEW PRMA LAS VEGAS, INC., a Nevada corporation

77.  NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company

78.  NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company

79.  OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation

80.  PLANE TRUTH, LLC, a Nevada limited liability company

81.  THE PRIMADONNA COMPANY, LLC, a Nevada limited liability company

82.  PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation

83.  PRMA, LLC, a Nevada limited liability company

84.  PROJECT CC, LLC, a Nevada limited liability company

85.  RAILROAD PASS INVESTMENT GROUP, a Nevada partnership

          By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: LAST CHANCE INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

          By: M.S.E. INVESTMENTS, INCORPORATED,
              a Nevada corporation,
              Partner

86.  RAMPARTS, INC., a Nevada corporation

87.  RAMPARTS INTERNATIONAL, a Nevada corporation

88.  RESTAURANT VENTURES OF NEVADA, INC., a Nevada corporation

89.  THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company

90.  SIGNATURE TOWER I, LLC, a Nevada limited liability company

91.  SLOTS-A-FUN, INC., a Nevada corporation

92.  TREASURE ISLAND CORP., a Nevada corporation

93.  VICTORIA PARTNERS, a Nevada partnership

          By: MRGS CORP., a Nevada corporation,
              Partner

          By: GOLD STRIKE L.V., a Nevada partnership,
              Partner

              By: M.S.E. INVESTMENTS, INCORPORATED,
                  a Nevada corporation,
                  Partner

              By: LAST CHANCE INVESTMENTS, INCORPORATED,
                  a Nevada corporation,
                  Partner

              By: GOLDSTRIKE INVESTMENTS, INCORPORATED,
                  a Nevada corporation,
                  Partner

              By: DIAMOND GOLD, INC.,
                  a Nevada corporation,
                  Partner

94.  VIDIAD, a Nevada corporation

   [The remainder of this page is intentionally left blank. Signature on the following page.]

                                        By: /s/ Bryan L. Wright
                                            ------------------------------------
                                        Name: Bryan L. Wright
                                        Title: Assistant Secretary or
                                               Attorney-in-Fact, as applicable,
                                               of each of the foregoing

CONFIRMED AND ACCEPTED,
   as of the date first above written:

BARCLAYS CAPITAL INC.


By: /s/ Jeff Rowbottom
    ---------------------------------
Name: Jeff Rowbottom
Title: Director

For itself and as Representative of the
other Underwriters named in Schedule A
hereto.

                                   SCHEDULE A

                                  UNDERWRITERS

                                      PRINCIPAL
                                      AMOUNT OF
           UNDERWRITER                  NOTES
           -----------              ------------
Barclays Capital Inc.               $120,000,000
BNP Paribas Securities Corp.        $120,000,000
Wachovia Capital Markets, LLC       $120,000,000
UBS Securities LLC                  $120,000,000
Greenwich Capital Markets, Inc.     $ 60,000,000
Citigroup Global Markets Inc.       $ 45,000,000
Deutsche Bank Securities Inc.       $ 45,000,000
J.P. Morgan Securities Inc.         $ 45,000,000
Commerzbank Capital Markets Corp.   $ 30,000,000
Daiwa Securities America Inc.       $ 30,000,000
Jefferies & Company, Inc.           $ 15,000,000

                                   SCHEDULE B

                                   MGM MIRAGE

                  $750,000,000 OF 7.625% SENIOR NOTES DUE 2017

1. The initial offering price shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. After the initial offering, the offering price may be changed.

2. The purchase price to be paid to the Company by the Underwriters for the Notes shall be 99.675% of the principal amount thereof plus accrued interest, if any, from the date of issuance.

3. The interest rate on the Notes shall be 7.625% per annum.

                                   SCHEDULE C

                         ISSUER FREE WRITING PROSPECTUS

                       Issuer Free Writing Prospectus Filed Pursuant to Rule 433
                                                               supplementing the
                       Preliminary Prospectus Supplement dated December 13, 2006
                                                     Registration No. 333-133925
                                                              Pricing Term Sheet
                                                               December 13, 2006

Issuer:                   MGM MIRAGE

Size:                     $750,000,000

Description:              Senior Notes

Maturity:                 January 15, 2017

Coupon:                   7.625%

Public Offering Price:    100% of face amount, plus accrued interest, if any

Net Proceeds:             $747,562,500 (before transaction expenses)

Yield:                    7.625%

Interest Payment Dates:   January 15 and July 15 commencing July 15, 2007

Redemption Provisions:    Make-whole call at the Adjusted Treasury Rate plus 50
                          basis points

Settlement date:          December 21, 2006 (T+6)

CUSIP:                    552953 BB 6

Ratings:                  Ba2 by Moody's Investors Service, Inc., BB by Standard
                          & Poor's Ratings Services

Bookrunners:              Barclays Capital, BNP PARIBAS, Wachovia Securities,
                          UBS Investment Bank

Co-managers:              Citigroup, Commerzbank Corporates & Markets, Daiwa
                          Securities America Inc., Deutsche Bank Securities,
                          Jefferies & Company, JPMorgan, RBS Greenwich Capital

                                     UNDERWRITER              PRINCIPAL AMOUNT
                                     -----------              ----------------
Allocation:               Barclays Capital Inc.                 $120,000,000
                          BNP Paribas Securities Corp.           120,000,000
                          Wachovia Capital Markets, LLC          120,000,000
                          UBS Securities LLC                     120,000,000
                          Greenwich Capital Markets, Inc.         60,000,000
                          Citigroup Global Markets Inc.           45,000,000
                          Deutsche Bank Securities Inc.           45,000,000
                          J.P. Morgan Securities Inc.             45,000,000

                          Commerzbank Capital Markets Corp.       30,000,000
                          Daiwa Securities America Inc.           30,000,000
                          Jefferies & Company, Inc.               15,000,000
                                                                ------------
                             Total                              $750,000,000
                                                                ============

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Barclays Capital Inc., an underwriter, will arrange to send you the prospectus if you request it by calling toll free 888-227-2275 Ext. 5576.

                                   SCHEDULE D

                              COMPANY SUBSIDIARIES

1.   AC HOLDING CORP., a Nevada corporation

2.   AC HOLDING CORP. II, a Nevada corporation

3.   BEAU RIVAGE DISTRIBUTION CORP., a Mississippi corporation

4.   BEAU RIVAGE RESORTS, INC., a Mississippi corporation

5.   BELLAGIO, LLC, a Nevada limited liability company

6.   BOARDWALK CASINO, LLC, a Nevada limited liability company

7.   BUNGALOW, INC., a Mississippi corporation

8.   CIRCUS CIRCUS CASINOS, INC., a Nevada corporation

9.   CIRCUS CIRCUS MISSISSIPPI, INC., a Mississippi corporation

10.  CIRCUS CIRCUS NEW JERSEY, INC., a New Jersey corporation

11.  CITYCENTER REALTY CORPORATION, a Nevada corporation

12. CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

13.  CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

14.  CITYCENTER HOTEL & CASINO, LLC, a Nevada limited liability company

15.  CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

16.  CITYCENTER VEER EAST DEVELOPMENT, LLC, a Nevada limited liability company

17.  CITYCENTER VEER WEST DEVELOPMENT, LLC, a Nevada limited liability company

18.  COLORADO BELLE CORP., a Nevada corporation

19.  COUNTRY STAR LAS VEGAS, LLC, a Nevada limited liability company

20.  DESTRON, INC., a Nevada corporation

21.  DIAMOND GOLD, INC., a Nevada corporation

22.  EDGEWATER HOTEL CORPORATION, a Nevada corporation

23.  GALLEON, INC., a Nevada corporation

24.  GO VEGAS, a Nevada corporation

25.  GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation

26.  GOLD STRIKE FUEL COMPANY, a Nevada partnership

27.  GOLD STRIKE L.V., a Nevada partnership

28.  GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation

29.  GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation

30.  GRAND LAUNDRY, INC., a Nevada corporation

31.  JEAN DEVELOPMENT COMPANY, a Nevada partnership

32.  JEAN DEVELOPMENT NORTH, a Nevada partnership

33.  JEAN DEVELOPMENT WEST, a Nevada partnership

34.  JEAN FUEL COMPANY WEST, a Nevada partnership

35.  LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation

36.  LV CONCRETE CORP., a Nevada corporation

37.  M3 NEVADA INSURANCE COMPANY, a Nevada corporation

38.  M.I.R. TRAVEL, a Nevada corporation

39.  M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation

40.  MAC, CORP., a New Jersey corporation

41.  MANDALAY CORP., a Nevada corporation

42.  MANDALAY MARKETING AND EVENTS, a Nevada corporation

43.  MANDALAY PLACE, a Nevada corporation

44.  MANDALAY RESORT GROUP, a Nevada corporation

45.  METROPOLITAN MARKETING, LLC, a Nevada limited liability company

46.  MGM GRAND (INTERNATIONAL), PTE LTD., a Singapore corporation

47.  MGM GRAND (MACAO) LIMITED, a Macao S.A.R. corporation

48.  MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation

49.  MGM GRAND BIRMINGHAM LIMITED, an English corporation

50.  MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company

51.  MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company

52.  MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company

53. MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company

54.  MGM GRAND DETROIT, LLC, a Delaware limited liability company

55.  MGM GRAND DETROIT II, LLC, a Delaware limited liability company

56.  MGM GRAND DETROIT, INC., a Delaware corporation

57.  MGM GRAND HOTEL, LLC, a Nevada limited liability company

58.  MGM GRAND NEW YORK, LLC, a Nevada limited liability company

59.  MGM GRAND OLYMPIA LTD., an English and Welsh corporation

60.  MGM GRAND RESORTS, LLC, a Nevada limited liability company

61. MGM GRAND RESORTS DEVELOPMENT (F.K.A. MANDALAY DEVELOPMENT), a Nevada corporation

62.  MGM GRAND-CAPITALAND PTE LTD, a Singapore corporation

63.  MGM MIRAGE ADVERTISING, INC., a Nevada corporation

64.  MGM MIRAGE AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company

65.  MGM MIRAGE AVIATION CORP., a Nevada corporation

66.  MGM MIRAGE CHINA HOLDINGS LIMITED, a Hong Kong corporation

67.  MGM MIRAGE CORPORATE SERVICES, a Nevada corporation

68.  MGM MIRAGE DESIGN GROUP, a Nevada corporation

69.  MGM MIRAGE DEVELOPMENT, LLC, a Nevada corporation

70.  MGM MIRAGE DEVELOPMENT, LTD., an English and Welsh corporation

71.  MGM MIRAGE ENTERTAINMENT AND SPORTS, a Nevada corporation

72.  MGM MIRAGE INTERNATIONAL, LLC, a Nevada limited liability company

73.  MGM MIRAGE INTERNATIONAL HONG KONG LIMITED, a Nevada corporation

74.  MGM MIRAGE INTERNATIONAL MARKETING, INC., a Nevada corporation

75.  MGM MIRAGE MACAO, LLC, a Nevada limited liability company

76.  MGM MIRAGE MACAU, LTD., an Isle of Man corporation

77. MGM MIRAGE MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company

78.  MGM MIRAGE MANUFACTURING CORP., a Nevada corporation

79.  MGM MIRAGE MARKETING, LTD, a Hong Kong corporation

80.  MGM MIRAGE ONLINE, HOLDINGS GUERNSEY, LIMITED, a Guernsey corporation

81.  MGM MIRAGE ONLINE, LLC, a Nevada limited liability company

82.  MGM MIRAGE OPERATIONS, INC., a Nevada corporation

83.  MGM MIRAGE RETAIL, a Nevada corporation

84.  MGM MIRAGE SINGAPORE HOLDINGS, a Mauritius corporation

85.  MGM MIRAGE UK HOLDING COMPANY, INC., a Nevada corporation

86.  MGMM INSURANCE COMPANY, a Vermont corporation

87.  MGMM INTERNATIONAL HOLDINGS, LTD., an Isle of Man corporation

88.  MGMM MACAU, LTD., an Isle of Man corporation

89.  MH, INC., a Nevada corporation

90.  MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation

91.  MIRAGE LEASING CORP., a Nevada corporation

92.  MIRAGE RESORTS, INCORPORATED, a Nevada corporation

93.  MMNY LAND COMPANY, INC., a New York corporation

94.  MRG VEGAS PORTAL, INC., a Nevada corporation

95.  MRGS CORP., a Nevada corporation

96.  NEVADA LANDING PARTNERSHIP, an Illinois partnership

97.  NEW CASTLE CORP., a Nevada corporation

98.  NEW PRMA LAS VEGAS, INC., a Nevada corporation

99.  NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company

100. NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company

101. OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation

102. PINE HILLS DEVELOPMENT II, a Mississippi partnership

103. PLANE TRUTH, LLC, a Nevada limited liability company

104. PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation

105. PRMA, LLC, a Nevada limited liability company

106. PROJECT CC, LLC, a Nevada limited liability company

107. RAILROAD PASS INVESTMENT GROUP, a Nevada partnership

108. RAMPARTS INTERNATIONAL, a Nevada corporation

109. RAMPARTS, INC., a Nevada corporation

110. RESTAURANT VENTURES OF NEVADA, INC., a Nevada corporation

111. REVIVE PARTNERS, LLC, a Nevada limited liability company

112. SIGNATURE TOWER I, LLC, a Nevada limited liability company

113. SLOTS-A-FUN, INC., a Nevada corporation

114. THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company

115. THE APRIL COOK COMPANIES, a Nevada corporation

116. THE MIRAGE CASINO-HOTEL, a Nevada corporation

117. THE PRIMADONNA COMPANY, LLC, a Nevada limited liability company

118. TREASURE ISLAND CORP., a Nevada corporation

119. VICTORIA PARTNERS, a Nevada partnership

120. VIDIAD, a Nevada corporation

                                    EXHIBIT A

                           OPINION MATTERS COVERED BY
             CHRISTENSEN, GLASER, FINK, JACOBS, WEIL & SHAPIRO, LLP,
                             COUNSEL TO THE COMPANY

     (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture as supplemented by the Supplemental Indenture and the Notes.

     (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

     (iv) Each Company Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary that is a limited liability company or limited partnership has been duly formed and is validly existing as a limited liability company or limited partnership, respectively, in good standing under the laws of the jurisdiction of its formation. Each Company Subsidiary that is a general partnership has been duly formed and is validly existing as a general partnership under the laws of the jurisdiction of its formation. Each Company Subsidiary has all requisite corporate, limited liability company or partnership power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture, the Supplemental Indenture and the Subsidiary Guarantees and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise. Assuming that the Company acquired such shares in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, all of the issued and outstanding capital stock of each Company Subsidiary (with the exception of MGM Grand Detroit, LLC (including its subsidiaries), MGM Grand (Macao) Limited and MGM Grand Olympia Ltd. (in which the Company has approximately a 97%, 89.99% and 82.5% interest, respectively)) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for liens permitted under the Indenture as supplemented by the Supplemental Indenture).

     (v) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

     (vi) To the best of their knowledge and information, there are no material legal or governmental proceedings pending or threatened other than any regularly scheduled re-licensing proceedings now pending before any gaming authority and other than those disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the adverse determination of which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as a single enterprise.

     (vii) The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus listed on Schedule C hereto pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or, to the best of their knowledge and information, proceedings therefor initiated or threatened by the Commission.

     (viii) The Registration Statement, including without limitation the Rule 430B Information, the Pricing Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules and other financial and statistical data included therein and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion need be rendered, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (ix) The information in the Pricing Disclosure Package and the Prospectus under "Description of the Notes," "Description of Our Long Term Debt" and "Description of Debt Securities," and in the Registration Statement under Item 15 to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

     (x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus to be filed as exhibits thereto or to documents incorporated therein by reference other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Notes and the Subsidiary Guarantees contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (a) as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (b) such authorizations, approvals, consents or orders under the Gaming Laws that have been obtained; or
(c) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law or the qualification of the Indenture under the 1939 Act; and, to the best of their knowledge and information, the execution and delivery of this Agreement, the Indenture, the Supplemental Indenture, the Notes and the Subsidiary Guarantees, the performance of this Agreement, the Indenture as supplemented by the Supplemental Indenture, the Notes and the Subsidiary Guarantees, and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise or (B) the charter or by-laws of the Company or any Company Subsidiary.

     (xii) The Indenture, the Supplemental Indenture and the Notes have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, the Indenture as supplemented by the Supplemental Indenture, constitutes, and the Notes (when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor) will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the Indenture as supplemented by the Supplemental Indenture and the Notes may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

     (xiii) The Indenture, the Supplemental Indenture and the Subsidiary Guarantees have been duly authorized, executed and delivered by the Subsidiary Guarantors and (assuming the due authorization, execution and delivery of the Supplemental Indenture by the Trustee) constitute valid and binding agreements of the Indenture and the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

     (xiv) The Notes and the Subsidiary Guarantees are in the form contemplated by the Indenture as supplemented by the Supplemental Indenture.

     (xv) The Notes, the Subsidiary Guarantees and the Indenture as supplemented by the Supplemental Indenture conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (xvi) The Notes and the Subsidiary Guarantees constitute "Senior Indebtedness" with respect to the Subordinated Notes and the Subordinated Mandalay Notes.

     (xvii) The Indenture as supplemented by the Supplemental Indenture has been duly qualified under the 1939 Act.

     (xiiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     In giving its opinions required by subsection (b)(1) of Section 5, Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel Sawyer and Collins with respect to Nevada law matters, Butler, Snow, O'Mara, Stevens & Cannada, PLLC with respect to Mississippi law matters, Fox Rothschild LLP with respect to New Jersey law matters, Dickinson Wright PLLC with respect to Michigan law matters and Shefsky and Froelich Ltd. with respect to Illinois matters.

                                    EXHIBIT B

               OPINION MATTERS COVERED BY LIONEL SAWYER & COLLINS,
                          NEVADA COUNSEL TO THE COMPANY

     (i) Each of the domestic Company Subsidiaries identified as Nevada entities on Schedule C hereto (the "NEVADA SUBSIDIARIES") that is a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada. Each of the Nevada Subsidiaries that is a general partnership has been duly formed and is validly existing as a general partnership under the laws of the State of Nevada.

     (ii) Each of the Nevada Subsidiaries has all requisite corporate, limited liability company or partnership power and authority to enter into, deliver and perform its specific obligations under this Agreement, the Indenture, the Supplemental Indenture and its Subsidiary Guarantee, and each of the Nevada Subsidiaries has taken all necessary corporate, limited liability company or partnership action to authorize the execution and delivery by it of this Agreement, the Indenture, the Supplemental Indenture and its Subsidiary Guarantee and the performance by it of this Agreement, the Indenture as supplemented by the Supplemental Indenture and its Subsidiary Guarantee.

     (iii) To the extent the Nevada Subsidiaries are parties thereto, the Indenture, the Supplemental Indenture and the Subsidiary Guarantees have been duly and validly authorized, and the Indenture, the Supplemental Indenture and such Subsidiary Guarantees have been executed and delivered by the Nevada Subsidiaries.

     (iv) To the best of such counsel's knowledge, none of the Nevada Subsidiaries is in violation of any term or provision of its articles of incorporation or bylaws, or articles of organization or operating agreement, or partnership agreement, as the case may be. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the best of such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by any of the Nevada Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which any of the Nevada Subsidiaries is a party or by which they or any of their assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

     (v) Each of the Company and the Nevada Subsidiaries has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the "NEVADA GAMING LAWS") (each, a "NEVADA PERMIT") to own, lease and license its assets and properties and to conduct its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to issue the Notes and to execute the

Subsidiary Guarantees (except to the extent disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws). To the best of such counsel's knowledge, the Company and each of the Nevada Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits (except to the extent disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws), and, to the best of such counsel's knowledge, neither the Company nor any Nevada Subsidiary is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

     (vi) To the extent the Nevada Subsidiaries are parties hereto, this Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries. No Nevada Permits are required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in each of the Registration Statement, the Pricing Disclosure Package and each of the Prospectus to be entered into prior to or contemporaneously with the sale of the Notes and the execution of the Subsidiary Guarantees, except (i) as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company's interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws) and (ii) for such Nevada Permits that have been obtained. The execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture, the Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Nevada Subsidiaries with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Nevada Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument of which such counsel has actual knowledge and to which any Nevada Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Nevada Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Nevada Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable Nevada law or administrative regulation or any administrative or court decree known to such counsel which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Nevada Subsidiaries considered as one enterprise or (B) the articles of incorporation or organization or by-laws or operating agreement, or partnership agreement documents, of any Nevada Subsidiary.

     (vii) Assuming (except as hereinafter provided with respect to the Notes) the due authorization, execution and delivery by the Trustee of the Indenture, the Supplemental Indenture, the Indenture and the Supplemental Indenture constitute, and the Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the

Indenture as supplemented by the Supplemental Indenture (assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture as supplemented by the Supplemental Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the material monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

     (viii) The Indenture and the Supplemental Indenture (including the Subsidiary Guarantees therein) have been duly authorized, executed and delivered by the Nevada Subsidiaries to the extent they are parties thereto. Assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Subsidiary Guarantors (other than by the Nevada Subsidiaries) and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture (including the Subsidiary Guarantees therein) and the Supplemental Indenture constitute valid and binding agreements of the Subsidiary Guarantors enforceable against such Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the material monetary obligations of the Subsidiary Guarantors under the Indenture as supplemented by the Supplemental Indenture and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

     (ix) The statements under the caption "Regulation and Licensing " regarding Nevada laws, rules, regulations and legal conclusions (and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 included in Exhibit 99 under the heading "Nevada Government Regulation") included in the Registration Statement, the Pricing Disclosure Package and the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, were true and correct in all material respects as of the Applicable Time and as of the Closing Date.

Such counsel may qualify the opinions in (vii) and (viii) above by not expressing an opinion as to:

1. The reasonableness of any late charge or liquidated damages.

2. The effectiveness under all circumstances of broadly stated waivers whether or not directly stated as a waiver.

3. The effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.

4. Rights to indemnify and contribution that may be limited under applicable federal or state securities laws.

Such counsel may also state that they express no opinion as to the laws of any jurisdiction other than the State of Nevada and that pursuant to Regulation
8.130 of the Nevada Gaming Commission, the transactions evidenced by this Agreement, the Indenture, the Supplemental Indenture, the Notes and the Subsidiary Guarantees, the performance of this Agreement, the Indenture as supplemented by the Supplemental Indenture, must be reported to the appropriate gaming authorities who may require rescission thereof if such transactions are inimical to the public health, safety, morals, good order or general welfare of the people of the State of Nevada or would reflect, or tend to reflect, discredit upon the State of Nevada or the gaming industry.

                                    EXHIBIT C

                 OPINION MATTERS COVERED BY FOX ROTHSCHILD LLP,
                        NEW JERSEY COUNSEL TO THE COMPANY

     (i) Each of MGM Grand Atlantic City, Inc. ("MGM-AC") and MAC, CORP. ("MAC" and together with MGM-AC, the "NEW JERSEY SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of New Jersey. All of the issued and outstanding shares of capital stock of MGM-AC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company. Assuming the Company acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. All of the issued and outstanding shares of capital stock of MAC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by Mirage Resorts, Incorporated. Assuming Mirage Resorts, Incorporated acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, Mirage Resorts, Incorporated holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any New Jersey Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

     (ii) Each of the New Jersey Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture as supplemented by the Supplemental Indenture and its Subsidiary Guarantee.

     (iii) Each New Jersey Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, the Supplemental Indenture and its Subsidiary Guarantee.

     (iv) To such counsel's knowledge, no New Jersey Subsidiary is in violation of any term or provision of its charter or bylaws. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such New Jersey Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such New Jersey Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

     (v) The execution and delivery of this Agreement, the Indenture, the Supplemental Indenture and the Subsidiary Guarantees, the performance of this Agreement, the Indenture as supplemented by the Supplemental Indenture and the Subsidiary Guarantees and the consummation of the transactions contemplated thereby will not (A) to such counsel's knowledge, conflict with or result in a breach of any of the terms and provisions of, or require the prepayment of any indebtedness under, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the New Jersey Subsidiaries pursuant to the terms of any material agreement, instrument, franchise, license or permit to which either is a party or by which they may be bound or to which any of their property or assets is subject or (B) violate any Laws of the State of New Jersey having applicability to the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or conflict with any provision of the certificates of incorporation or by-laws of the New Jersey Subsidiaries or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any New Jersey court or any New Jersey public, governmental or regulatory agency or body having jurisdiction over the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or any of their properties or assets, which, in the case of either clause (A) or (B) would have a material adverse effect on the condition, financial or otherwise or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

     (vi) No authorization, approval, consent, order, license, certificate or permit (each, "a NEW JERSEY PERMIT") required of or from any governmental or regulatory body under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the "NEW JERSEY GAMING LAWS") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and except for such New Jersey Permits that have been obtained. This Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such approvals have not been revoked, modified or rescinded.

     (vii) The statements under the caption "Regulation and Licensing" regarding New Jersey laws, rules, regulations and legal conclusions (and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 included in Exhibit 99 under the heading "New Jersey Government Regulation") included in each of the Registration Statement, Pricing Disclosure Package and Prospectus, were true and correct in all material respects as of the Applicable Time and as of the Closing Date.

     (viii) To such counsel's knowledge, there is no New Jersey action, suit or proceeding before or by any court or governmental agency or body now pending, or threatened, against or affecting the Company, the Nevada Subsidiary or the New Jersey Subsidiaries which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

                                    EXHIBIT D

                OPINION MATTERS COVERED BY DICKINSON WRIGHT PLLC,
                         MICHIGAN COUNSEL TO THE COMPANY

     (i) No authorization, approval, consent, order, license, certificate or permit (each, a "MICHIGAN PERMIT") required of or from any governmental or regulatory body under the Michigan Gaming Control Act and the rules and regulations promulgated thereunder (the "MICHIGAN GAMING LAWS") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in each of the Registration Statement, Pricing Disclosure Package or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus and except for such Michigan Permits that have been obtained. This Agreement, the Registration Statement, Pricing Disclosure Package or the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such approvals have not been revoked, modified or rescinded.

     (ii) The statements under the caption "Regulation and Licensing" regarding Michigan laws, rules, regulations and legal conclusions included in each of the Registration Statement, Pricing Disclosure Package and the Prospectus and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 included in Exhibit 99 under the heading "Mississippi Government Regulation", in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Date.

                                    EXHIBIT E

    OPINION MATTERS COVERED BY BUTLER, SNOW, O'MARA, STEVENS & CANNADA, PLLC,
                       MISSISSIPPI COUNSEL TO THE COMPANY

     (i) Each of Beau Rivage Distribution Corp., Beau Rivage Resorts, Inc., Bungalow, Inc. and Circus Circus Mississippi, Inc. (the "MISSISSIPPI SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mississippi. Based upon certificates of the Mississippi Subsidiaries and such counsel's review of the articles of incorporation, bylaws, minute books and stock record books of the Mississippi Subsidiaries, all of the issued and outstanding shares of capital stock of the Mississippi Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or a wholly owned, direct or indirect, domestic subsidiary of the Company. Assuming the Company or such subsidiary acquired such shares in good faith and without knowledge of any adverse claim, to such counsel's knowledge, the Company or such subsidiary holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any Mississippi Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

     (ii) Each of the Mississippi Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into this Agreement, the Indenture, the Supplemental Indenture and its Subsidiary Guarantee, and perform its obligations under this Agreement, the Indenture as supplemented by the Supplemental Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto.

     (iii) Based upon certificates of the Mississippi Subsidiaries and such counsel's review of the articles of incorporation, bylaws and minute books of the Mississippi Subsidiaries, each Mississippi Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, the Supplemental Indenture and its Subsidiary Guarantee. The execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Mississippi Subsidiaries with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Mississippi Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Mississippi Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Mississippi Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Mississippi Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Mississippi Subsidiaries considered as one enterprise or (B) the charter or by-laws of any Mississippi Subsidiary.

     (iv) To such counsel's knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

     (v) No authorization, approval, consent, order, license, certificate or permit (each, a "MISSISSIPPI PERMIT") required of or from any governmental or regulatory body under the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder ("MISSISSIPPI GAMING LAWS") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and the Prospectus and except for such Mississippi Permits that have been obtained. This Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, or the requirement for approval has been waived, and such approvals or waivers have not been revoked, modified or rescinded.

     (vi) The statements under the caption "Regulation and Licensing" regarding Mississippi laws, rules, regulations and legal conclusions included in each of the Registration Statement, Pricing Disclosure Package and the Prospectus and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 included in Exhibit 99 under the heading "Mississippi Government Regulation", in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Date.

     (vii) The Indenture (including the Subsidiary Guarantees therein) and the Supplemental Indenture have been validly executed and delivered by the respective Mississippi Subsidiaries.

     (viii) The Mississippi Subsidiaries are not, nor will be upon the execution and delivery of the Indenture and the Supplemental Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Mississippi statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Mississippi Gaming Laws and any rules, ordinances or regulations of local regulatory authorities, the provisions of which have been complied with.

                                    EXHIBIT F

             OPINION MATTERS COVERED BY GIBSON, DUNN & CRUTCHER LLP

     The matters set forth in (v) (as to Delaware corporations), (vii), (viii),
(xii), (xiii), (xiv), (xv) and (xvii), of Exhibit A. In giving its opinions required by subsection (a)(6) of Section 5, Gibson, Dunn & Crutcher LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel Sawyer and Collins with respect to Nevada law matters, Butler, Snow, O'Mara, Stevens & Cannada, PLLC with respect to Mississippi law matters, Fox Rothschild LLP with respect to New Jersey law matters, Dickinson Wright PLLC with respect to Michigan law matters and Shefsky and Froelich Ltd. with respect to Illinois matters.

                                    EXHIBIT G

                     OPINION MATTERS COVERED BY BRYAN WRIGHT

     (i) All of the issued and outstanding shares of capital stock of each of the domestic Company Subsidiaries identified as Nevada entities on Schedule C hereto (the "NEVADA SUBSIDIARIES") have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. All of the issued and outstanding membership interests of each of the Nevada Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. Assuming that the Company acquired such shares and interests in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company or its subsidiary holds such shares and interests free and clear of any security interest, lien, encumbrance or other adverse claim except for liens permitted under the Indenture as supplemented by the Supplemental Indenture as described under "Limitations on Liens" in the Prospectus. To the best of such counsel's knowledge, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any of the Nevada Subsidiaries or any security convertible into, exercisable for, or exchangeable for stock of any Nevada Subsidiary.

     (ii) Each of the Nevada Subsidiaries has all requisite corporate, limited liability company or partnership power and authority to own, lease and license its assets and properties, to conduct its businesses as described and to the extent described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture as supplemented by the Supplemental Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

                                    EXHIBIT H

              OPINION MATTERS COVERED BY SHEFSKY AND FROELICH LTD.
                         ILLINOIS COUNSEL TO THE COMPANY

     1. The statements under the caption "Regulation and Licensing" regarding Illinois laws, rules, regulations and legal conclusions included in each of the Registration Statement, Pricing Disclosure Package and the Prospectus and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 included in Exhibit 99 under the heading "Illinois Government Regulation", were true and correct in all material respects as of the Applicable Time and as of the Closing Date.


                                                                               2